Exhibit 99.1
ViewRay Announces First Quarter 2022 Results
CLEVELAND, May 5, 2022 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced financial results for the first quarter ended March 31, 2022.
First Quarter 2022 Highlights
•Total revenue for the first quarter 2022 was approximately $18.9 million, primarily from three revenue units, compared to approximately $15.5 million, primarily from two revenue units, in the first quarter of 2021.
•Received seven new orders for MRIdian systems totaling $40.9 million.
•Total backlog increased to $330.9 million as of March 31, 2022, compared to approximately $264.3 million as of March 31, 2021.
•Cash and cash equivalents, inclusive of a customer deposit reflected in restricted cash was $183.2 million as of March 31, 2022. Cash usage as of March 31, 2022 was approximately $35.2 million, consistent with historical seasonality trends.
“Our performance in the first quarter 2022 demonstrates strong customer demand and progress on our mission to improve the paradigm of care for cancer patients globally, despite the on-going macroeconomic challenges,” said Scott Drake, President and CEO. “MRIdian's clinical, strategic, and economic value propositions continue to gain momentum with customers. Our accelerating installation cycle also positions us well on our path to deliver industry-leading revenue growth, expand gross margin and achieve cash flow breakeven.”
Financial Results
Total revenue for the three months ended March 31, 2022 was $18.9 million compared to $15.5 million for the same period last year.
Total cost of revenue for the three months ended March 31, 2022 was $18.8 million compared to $15.2 million for the same period last year.
Total gross profit for the three months ended March 31, 2022 was $0.1, compared to $0.3 for the same period last year.
Total operating expenses for the three months ended March 31, 2022 were $27.6 million, compared to $25.0 million for the same period last year.
Net loss for the three months ended March 31, 2022 was $25.8 million, or $(0.14) per share, compared to $26.7 million, or $(0.17) per share, for the same period last year.
ViewRay had total cash and cash equivalents of $180.1 million at March 31, 2022.
Financial Guidance
The Company reiterated its 2022 guidance of total revenue in the range of $84 million to $104 million, and total cash usage to be in the range of $68 million to $83 million.
Conference Call and Webcast
ViewRay will hold a conference call to discuss results on Thursday, May 5, 2022 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 9988699. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at http://investors.viewray.com/events-and-presentations/upcoming-events.
After the live webcast, a replay will remain available online on the investor relations page of ViewRay's website, under "Financial Events and Webinars", for 14 days following the call. In addition, a telephonic replay of the call will be available until May 12, 2022. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 9988699.
About ViewRay®
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law..

VIEWRAY, INC.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product	$13,426	$11,379
Service	5,331	4,027
Distribution rights	119	119
Total revenue	18,876	15,525
Cost of revenue:
Product	13,766	10,685
Service	5,016	4,518
Total cost of revenue	18,782	15,203
Gross profit	94	322
Operating expenses:
Research and development	7,870	6,510
Selling and marketing	6,884	2,848
General and administrative	12,814	15,639
Total operating expenses	27,568	24,997
Loss from operations	(27,474)	(24,675)
Interest income	5	2
Interest expense	(1,064)	(1,058)
Other (expense) income, net	2,759	(1,012)
Loss before provision for income taxes	$(25,774)	$(26,743)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(25,774)	$(26,743)
Net loss per share, basic and diluted	$(0.14)	$(0.17)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	179,740,732	160,138,327

Gross Orders	$40,880	$40,850
Backlog	$330,894	$264,284

VIEWRAY, INC.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$180,061	$218,348
Accounts receivable	28,002	21,659
Inventory, net of allowance of $1,676 and $3,071, respectively	26,080	29,617
Deposits on purchased inventory	7,153	4,778
Deferred cost of revenue	5,439	3,342
Prepaid expenses and other current assets	5,285	5,803
Total current assets	252,020	283,547
Property and equipment, net	20,357	20,242
Restricted cash	4,596	1,460
Intangible assets, net	43	44
Right-of-use assets	9,080	9,661
Other assets	11,991	6,853
TOTAL ASSETS	$298,087	$321,807
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,252	$9,199
Accrued liabilities	18,427	26,555
Customer deposits	27,377	20,784
Operating lease liability, current	2,633	2,561
Current portion of long-term debt	8,056	3,222
Deferred revenue, current	13,879	13,920
Total current liabilities	79,624	76,241
Deferred revenue, net of current portion	7,507	4,232
Long-term debt	49,282	54,031
Warrant liabilities	3,965	6,795
Operating lease liability, noncurrent	7,373	8,066
Other long-term liabilities	2,831	2,647
TOTAL LIABILITIES	150,582	152,012
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at March 31, 2022 and December 31, 2021; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at March 31, 2022 and December 31, 2021; 180,442,026 and 179,206,456 shares issued and outstanding at March 31, 2022 and December 31, 2021	1,794	1,782
Additional paid-in capital	908,617	905,145
Accumulated deficit	(762,906)	(737,132)
TOTAL STOCKHOLDERS’ EQUITY	147,505	169,795
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$298,087	$321,807

Contact:
Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com
Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com